Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact Info:

Sandra M. Salah

Sr. Director of Marketing and Investor Relations

SYNNEX Corporation

(510) 668-3715

sandras@synnex.com

SYNNEX Corporation Reports First Quarter 2004 Results

FREMONT, CA — March 25, 2004 — SYNNEX Corporation (NYSE: SNX), a global IT supply chain services company, today announced financial results for the first quarter of fiscal 2004, ended February 29, 2004.

For the first quarter, net revenues increased by 37% to $1.22 billion compared to $892.9 million for the quarter ended February 28, 2003. First quarter net income totaled $9.7 million, or $0.33 per diluted share, compared with net income of $6.7 million, or $0.27 per diluted share in the prior year first quarter.

On December 1, 2003, SYNNEX completed its Initial Public Offering (IPO) that resulted in aggregate proceeds of $48.8 million to the Company. As a result fiscal 2004 amounts in this press release reflect the effects of the IPO whereas fiscal 2003 amounts do not.

“I am very pleased by our execution and financial results for the first quarter of fiscal 2004,” said Robert Huang, President and Chief Executive Officer. “We believe the solid revenue increase, coupled with our continued cost discipline is further evidence that our go-to-market strategy and business model are working.”

First Quarter Financial Highlights:

•	Distribution net revenues were $1.10 billion, an increase of 30% over the prior year quarter. Assembly net revenues were $117.2 million, an increase of 176% over the prior year quarter.

•	Gross margin was 4.33%, down 37 basis points from the prior year quarter. Higher volume of sales to larger customers and competitive pressures contributed to the decline in gross margins.

•	Income from operations was $17.6 million, or 1.44% of revenue, versus $12.1 million, or 1.35% of revenue in the prior year quarter.

•	Income from distribution operations was $14.6 million, or 1.33% of revenue, versus $12.2 million, or 1.44% of revenue in the prior year quarter.

•	Income from assembly operations was $3.0 million, or 2.5% of revenue, versus essentially break-even results in the prior year quarter.

•	First quarter depreciation, amortization and stock-based compensation expense was $0.9 million, $0.7 million and $0.1 million respectively.

Outlook For The Second Quarter of 2004 Ending May 31, 2004:

The following statements are based on the Company’s current expectations for the second quarter of 2004. These statements are forward looking and actual results may differ materially.

•	Net revenues are expected to be in the range of $1.225 billion to $1.275 billion.

•	Net income is expected to be in the range $9.9 million to $10.5 million.

•	Diluted earnings per share are expected to be in the range of $0.33 to $0.35.

The calculation of diluted earnings per share for the second quarter of 2004 is based on an approximate weighted average diluted share count of 30.4 million.

Conference Call and Webcast

SYNNEX will be discussing its financial results and outlook on a conference call today at 5:00 p.m. (EST). A webcast of the call will be available at http://ir.synnex.com.The conference call can be accessed by dialing 888-806-9459 in North America or 703-871-3093 outside North America. The confirmation code for the call is 4060158. A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded and will be archived until April 8, 2004.

About SYNNEX

Founded in 1980, SYNNEX Corporation is a global IT supply chain services company offering a comprehensive range of services to original equipment manufacturers, software publishers and reseller customers worldwide. SYNNEX offers product distribution, related logistics services and contract assembly and works with the leading industry suppliers of IT systems, peripherals, system components, software and networking equipment. Additional information about SYNNEX may be found online at www.synnex.com.

Safe Harbor Statement

Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding our go-to-market strategy, our business model and our expectations of our net revenues, net income and earnings per share for the second quarter of 2004, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in IT spending; the loss or consolidation of one or more of our significant OEM suppliers or customers, market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; variations in our levels of excess inventory and doubtful accounts and changes in the terms of OEM supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates, risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers, and negative trends in their businesses; any future incidents of theft; risks associated with our contract assembly business and other risks and uncertainties detailed in our Form 10-K for the year ended November 30, 2003 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

SYNNEX and the SYNNEX logo are trademarks of SYNNEX Corporation or its subsidiaries and should be treated as such. All rights reserved. All other company names mentioned herein are trademarks of their respective owners.

Source: SYNNEX Corporation

SYNNEX Corporation

Consolidated Statements of Income

(in thousands, except for share and per share amounts)

	Quarter Ended February 29, 2004	Quarter Ended February 29, 2003
Revenue	$1,222,151	$892,924

Cost of revenue	1,169,189	850,936

Gross profit	52,962	41,988

Selling, general and administrative expenses	35,356	29,894

Income from operations	17,606	12,094

Interest income (expense), net	(525)	(589)
Other income (expense), net	(2,085)	(1,268)

Income before income taxes and minority interest	14,996	10,237

Provision for income taxes	(5,471)	(3,493)
Minority interest in subsidiary	128	(43)

Net income	$9,653	$6,701

Diluted earnings per share	$0.33	$0.27

Diluted weighted average common shares outstanding	29,505,628	24,637,184

SYNNEX Corporation

Consolidated Balance Sheet

(in thousands)

	February 29, 2004	November 30, 2003
Assets
Current assets:
Cash and cash equivalent	$19,544	$22,079
Restricted cash	4,290	4,306
Short-term investments	4,477	3,832
Accounts receivable, net	295,634	263,944
Receivable from vendors, net	54,943	54,209
Receivable from affiliates	1,539	667
Inventories	385,529	360,686
Deferred income taxes	15,259	15,902
Other current assets	10,938	16,783

Total current assets	792,153	742,408

Property and equipment, net	24,045	23,938
Intangible assets	18,687	19,357
Deferred income taxes	695	708
Other assets	1,955	3,517

Total assets	$837,535	$789,928

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings under term loans and lines of credit	$46,897	$69,464
Payable to affiliates	73,779	54,986
Accounts payable	338,498	343,071
Accrued liabilities	46,303	53,279
Income taxes payable	6,465	4,211

Total current liabilities	511,942	525,011

Long-term borrowings	7,650	8,134
Long-term liabilities	1,130	1,123
Deferred income taxes	258	260

Total liabilities	520,980	534,528

Commitments and contingencies	—	—

Minority interest	2,454	2,586

Shareholders’ equity:
Preferred stock	—	—
Common stock	26	22
Additional paid-in-capital	132,294	80,067
Unearned stock-based compensation	(65)	(202)
Accumulated other comprehensive income (loss)	6,639	7,373
Retained earnings	175,207	165,554

Total shareholders’ equity	314,101	252,814

Total liabilities and shareholders’ equity	$837,535	$789,928